UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2015, Agri-Energy, LLC (“Agri-Energy”) entered into that certain Price Risk Management, Origination and Merchandising Agreement (the “Origination Agreement”) with FCStone Merchant Services, LLC (“FCStone”) and that certain Grain Bin Lease Agreement with FCStone (the “Lease Agreement” and, together with the Origination Agreement, the “FCStone Agreements”).

Pursuant to the Origination Agreement, FCStone will originate and sell to Agri-Energy, and Agri-Energy will purchase from FCStone, the entire volume of corn grain used by Agri-Energy’s plant in Luverne, Minnesota (the “Plant”). The initial term of the Origination Agreement will continue for a period of eighteen months and will automatically renew for additional terms of one year unless Agri-Energy gives notice of non-renewal to FCStone. FCStone will receive an origination fee for purchasing and supplying Agri-Energy with all of the corn used by the Plant. As security for the payment and performance of all indebtedness, liabilities and obligations of Agri-Energy to FCStone, Agri-Energy granted to FCStone a security interest in the corn grain stored in grain storage bins owned and operated by Agri-Energy (“Storage Bins”) and leased to FCStone pursuant to the Lease Agreement.

Pursuant to the Lease Agreement, FCStone will lease Storage Bins from Agri-Energy to store the corn grain prior to title of the corn grain transferring to Agri-Energy upon Agri-Energy’s purchase of the corn grain. FCStone agrees to lease Storage Bins sufficient to store 700,000 bushels of corn grain and agrees to pay to Agri-Energy $175,000 per year. The term of the Lease Agreement will run concurrently with the Origination Agreement, and will be extended, terminated, or expire in accordance with the Origination Agreement.

On June 1, 2015, Gevo, Inc. (the “Company”) entered into an unsecured guaranty (the “Guaranty”) in favor of FCStone whereby the Company guaranteed the obligations of Agri-Energy to FCStone under the Origination Agreement. The Guaranty shall terminate on the earlier to occur of (a) April 15, 2020 and (b) termination of the Origination Agreement.

On June 1, 2015, the Company and its subsidiaries, as guarantors, entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Trustee”), Wilmington Savings Fund Society, FSB, as collateral trustee (in such capacity, the “Collateral Trustee”) and WB Gevo, Ltd., as Requisite Holder and in its capacity as the holder of 100% of the 10.0% Convertible Senior Secured Notes due 2017 issued by the Company (“Sole Holder”) under that certain Indenture, by and among the Company, and its subsidiaries, as guarantors, the Trustee and Collateral Trustee, dated as of June 6, 2014. Under the Fourth Supplemental Indenture, the Requisite Holder and Sole Holder consented to, among other things, (a) the execution, delivery, and performance of the FCStone Agreements and the Guaranty, (b) the incurrence of indebtedness by the Company and Agri-Energy and (c) the making of investments by the Company and Agri-Energy thereunder.

The foregoing descriptions of the FCStone Agreements, the Guaranty and the Fourth Supplemental Indenture are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01.	Other Events.

On June 3, 2015, the Company issued a press release announcing the execution of the FCStone Agreements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated June 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel & Secretary

Date: June 3, 2015